UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 20, 2014

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2014, the Board of Directors (the “Board”) of The First Bancshares, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”).  In addition to updating the physical address of the Company’s principal office, the changes are intended to address what the Company believes are current best practices in corporate governance.

Section 1.2, Principal Office, was amended to reflect the principal office of the Company is currently located at 6480 U.S. Highway 98 W, Hattiesburg, Mississippi 39402.

Section 2.12 governing matters considered at annual meetings was amended to provide that this section constitutes the exclusive means for shareholders to propose business at a meeting of the Company’s shareholders, other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934.

Section 3.6, Committees of the Board of Directors, was amended to expressly include provisions regarding the Company’s three standing independent committees, the Audit Committee, the Nominating Committee, and the Compensation Committee.  Provisions were included to state that each of these committees shall be made up entirely of independent directors in accordance with Nasdaq listing standards.

Section 3.8, Shareholder Nomination Requirements, was amended to provide that director nominations may be made by a shareholder delivering written notice to the Secretary of the Company not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected provided the Company has mailed the first notice of meeting at least 60 days prior to the meeting date.  If the Company has not given such notice, shareholder nominations must be submitted within 10 days of the earlier of (i) the date that notice of the meeting was first mailed to shareholders or (ii) the day on which public disclosure of such date was made.  This section was also amended to expressly include the type of information required to be submitted by any nominating shareholder as to each nominee and as to each shareholder making the nomination.

Section 4.3 governing executive sessions of the Board was amended to provide that regular executive sessions will be held at which only independent directors are present in accordance with current Nasdaq rules.  Additionally, provisions regarding the election, powers, and responsibilities of a lead independent director were included.  This amendment also provides that if the Chairman is an independent director, no lead director shall be elected and the Chairman shall assume the powers and responsibilities of the lead director.

The foregoing summary of the amendments contained within the Company’s Amended and Restated Bylaws is qualified in its entirety by the text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits.
3.2	Bylaws of The First Bancshares, Inc. (Amended and Restated as of November 20, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.
(Registrant)

Date:	November 24, 2014

By: /s/ Dee Dee Lowery
Name: Dee Dee Lowery
Title: EVP and CFO